As filed with the Securities and Exchange Commission on March 19, 1999
                                          Registration No. 333-________
==========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             -------------------

                                  FORM  S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                              ------------------

                                 CADIZ INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                   77-0313235
     (State or other jurisdiction of              (IRS Employer
     incorporation or organization)               Identification No.)

                      100 Wilshire Boulevard, Suite 1600
                        Santa Monica, California 90401
                   (Address of principal executive offices)

                    1998 NON-QUALIFIED STOCK OPTION PLAN
                    1998 EXECUTIVE COMPENSATION AGREEMENT
                         (Full title of the plans)

                              STANLEY E. SPEER
                    100 Wilshire Boulevard, Suite 1600
                      Santa Monica, California 90401
                   (Name and address of agent for service)

                             (310) 899-4700
       (Telephone number, including area code, of agent for service)
                         ----------------------

                        Copies of communications to:
                           J. BRAD WIGGINS, ESQ.
                            Miller & Holguin
                    1801 Century Park East, Seventh Floor
                       Los Angeles, California 90067
                              (310) 556-1990
                          -----------------------

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement

                    CALCULATION OF REGISTRATION FEE
===================================================================
                                     Proposed   Proposed
                                     maximum    maximum
Title of                             offering   aggregate    Amount of
securities          Amount to be     price      offering     registration
to be registered    registered       per unit   price        fee
------------------------------------------------------------------------
Common Stock(1)(4)   435,000 shares  $ 9.3750 $ 4,078,125.00  $ 1,133.72
Common Stock(1)(4)    10,000 shares  $ 8.0000 $    80,000.00  $    22.24
Common Stock(1)(4)    10,000 shares  $ 8.6875 $    86,875.00  $    24.15
Common Stock(1)(4)    10,000 shares  $ 7.0000 $    70,000.00  $    19.46
Common Stock(1)(4)    85,000 shares  $ 8.0313 $   682,660.50  $   189.78
Common Stock(2)(4)   500,000 shares  $ 7.9766 $ 3,988,281.25  $ 1,108.75
Options to purchase
 Common Stock(3)(4)  500,000 options
Common Stock(5)       18,750 shares  $ 7.9766 $   149,560.55  $    41.58
_________________________________________________________________________
   Total                                      $ 9,135,502.30  $ 2,539.68
-------------------------------------------------------------------------

(1) These shares underlie options previously issued under the Cadiz Inc. 1998 Non-Qualified Stock Option Plan (the "Option Plan"). Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the offering price and the amount of the fee for these shares were computed based on the actual exercise price of the options previously issued under the Option Plan.

(2) These shares underlie options issuable under the Option Plan. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, the offering price and the amount of the fee for these shares were computed based on the average of the high and low prices of the Company's Common Stock as reported by Nasdaq for March 15, 1999.

(3) These are the remaining options that are issuable under the Option Plan. No additional fee for registration of these options is required by virtue of Rule 457(g).

(4) Also registered hereunder are an indeterminate number of additional options and shares of Common Stock, which may become issuable by virtue of the anti-dilution adjustment provisions of the Option Plan.

(5) These shares are issuable under the 1998 Executive Compensation Agreement. Pursuant to Rule 457(h) and Rule 457(c), the offering price and the amount of the fee for these shares were computed based on the average of the high and low prices of the Company's Common Stock as reported by Nasdaq for March 15, 1999.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), but will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

    (a) The registrant's annual report on Form 10-K for the year ended December 31, 1998.

    (b) The description of the registrant's class of Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which description is set forth in Item 1 of the registration statement on Form 8-A filed under the Exchange Act on May 8, 1984, and updated in reports on Form 8-K dated May 9, 1988 and May 6, 1992.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the registrant by Miller & Holguin, attorneys at law, Los Angeles, California.

     The financial statements incorporated in this Registration Statement by reference to the registrant's annual report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits the registrant's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The registrant's Bylaws provide for mandatory indemnification of directors and officers of the registrant, and those serving at the request of the registrant as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification (other than in an action by or in the right of the registrant) shall be a contract right between each Agent and the registrant.

     In 1990, the registrant entered into an Indemnity Agreement with each of the individuals then serving as an executive officer or director of the registrant, including Keith Brackpool, the current Chief Executive Officer of the registrant. The Indemnity Agreement as to Mr. Brackpool remains in effect; all of the other executive officers and directors who executed an Indemnity Agreement with the registrant have since resigned from their positions with the registrant. The Indemnity Agreement provides for the indemnification of the indemnified party with respect to his activities as a director or officer of the registrant or an affiliate of the registrant against expenses and liabilities, of whatever nature, incurred in connection with any claim made against him by reason of facts which include his affiliation with the registrant. Such indemnification is provided to the maximum extent permitted by the registrant's charter documents, insurance policies and/or any applicable law.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant has also purchased a liability insurance policy, which insures its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following documents are filed or incorporated by reference as part of this Registration Statement:

  4.1  Specimen form of stock certificate(1)

  4.2  Certificate of Incorporation, as amended(2)

  4.3  Amendment to Certificate of Incorporation dated November 12,
       1996(3)

  4.4  Amendment to Certificate of Incorporation dated September 1,
       1998(1)

  4.5  Bylaws, as amended to date(4)

  4.6  Certificate of Designations of 6% Convertible Series A
       Preferred Stock(5)

  4.7  Certificate of Designations of 6% Convertible Series B
       Preferred Stock(6)

  4.8  Certificate of Designations of 6% Convertible Series C
       Preferred Stock(5)

  4.9 Indenture dated as of April 16, 1997 for the benefit of holders of 11-1/4% First Mortgage Notes due 2004 (including provisions of Guarantee given by the registrant)(7)

  4.10 Form of Amendment to Indenture dated as of October 9,
       1997(8)

  4.11 Form of Amendment to Indenture dated as of January 23,
       1998(9)

  5.1  Opinion of Miller & Holguin

 23.1  Consent of PricewaterhouseCoopers LLP

 23.2  Consent of Miller & Holguin (included in Exhibit 5.1)
--------------------------

(1) Previously filed as an exhibit to the registrant's quarterly report on Form 10-Q for the period ended September 30, 1998, and incorporated herein by reference

(2)  Previously filed as an exhibit to Registration Statement No.
     33-75642, and incorporated herein by reference

(3) Previously filed as an exhibit to the registrant's quarterly report on Form 10-Q for the period ended September 30, 1996, and incorporated herein by reference

(4) Previously filed as an exhibit to the registrant's report on Form 8-K dated May 6, 1992, and incorporated herein by reference

(5) Previously filed as an exhibit to the registrant's report on Form 8-K dated September 13, 1996, and incorporated herein by reference

(6) Previously filed as an exhibit to the registrant's report on Form 10-K for the fiscal year ended March 31, 1996, and incorporated herein by reference

(7) Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-19109, and incorporated herein by reference

(8) Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-31103, and incorporated herein by reference

(9) Previously filed as an exhibit to the registrant's report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section
15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 19th day of March, 1999.

                                      CADIZ INC.


                                By: /s/     Keith Brackpool
                                    -------------------------------
                                            Keith Brackpool
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                       Date
     ---------               -------                    --------


/s/ Dwight W. Makins      Chairman of the Board       March 19, 1999
-----------------------   and Director
    Dwight W. Makins


/s/ Keith Brackpool       Chief Executive Officer     March 19, 1999
----------------------    and Director
    Keith Brackpool      (Principal Executive Officer)


/s/ Murray H. Hutchison   Director                    March 19, 1999
----------------------
    Murray H. Hutchison



/s/ Mitt Parker           Director                    March 19, 1999
-----------------------
    Mitt Parker



/s/ Stanley E. Speer      Chief Financial Officer     March 19, 1999
----------------------    and Secretary
    Stanley E. Speer      (Principal Financial
                           and Accounting Officer)



/s/ Timothy J. Shaheen    Director                    March 19, 1999
-----------------------
    Timothy J. Shaheen


/s/ Anthony L. Coelho     Director                    March 19, 1999
-----------------------
    Anthony L. Coelho